UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 5, 2013

Forward Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-6669	13-1950672
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave., Suite 219 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

            On December 5, 2013, the Audit Committee of the Board of Directors of Forward Industries, Inc. (the “Company”) determined, upon the recommendation of the Company’s management, and in consultation with the Company’s independent registered public accounting firm, that the Company should restate its previously issued consolidated financial statements for the quarter ended June 30, 2013 due to certain errors made in the accounting for a certain transaction contained therein, as discussed below. Accordingly, the financial statements contained in the Company’s Form 10-Q for the quarter ended June 30, 2013 filed with the Securities and Exchange Commission on August 8, 2013 (the “Form 10-Q”) should no longer be relied upon.

This error occurred in the accounting for the calculation of value of 381,674 shares of the Company’s 6% Senior Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”) and warrants to purchase a total of 381,674 shares of the Company’s common stock, par value $0.01 per share (the “Warrants), issued in a private placement on June 28, 2013 at an aggregate purchase price of $1.965 per share. The Company subsequently determined that the carrying value of each share of Convertible Preferred Stock on June 28, 2013 was below (after giving effect to the reallocation of the carrying value between each share of Convertible Preferred Stock and Warrant) the conversion value of each share of Convertible Preferred Stock at June 30, 2013. As a result, the accounting for the Convertible Preferred Stock issuance has been revised to reflect the beneficial conversion feature associated with the Convertible Preferred Stock and Warrants. While the Company’s review is not yet complete, it has progressed sufficiently to enable the Company to conclude that the effect of these error corrections will be to increase net loss available to common equity and basic and diluted loss per share from continuing operations for the three month period ended June 30, 2013 and to decrease net income available to common equity and basic and diluted earnings per share from continuing operations for the nine month period ended June 30, 2013. The adjustments only affect the quarter ended, and nine months ended, June 30, 2013, and have no effect on the Company’s net loss, cash flows and liquidity for the three- and nine-month periods ended June 30, 2013.

            The Company expects to file in the near future an amended Form 10-Q for the quarter ended June 30, 2013 to reflect the restatement. The Company will label the quarterly financial information in the Form 10-Q/A “As Restated” and will provide explanatory disclosure consistent with the requirements of Accounting Standard Codification (“ASC”) 250, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.”

The Audit Committee of the Company’s Board of Directors discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, CohnReznick LLP.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013	By:	/s/ Robert Garrett Jr.
		Name:	Robert Garrett Jr.
		Title:	Principal Executive Officer